SUPPLEMENTAL TRUST AGREEMENT
This Supplemental Trust Agreement, dated as of July 20, 2012 (this “Supplemental Trust Agreement”), is entered into by and among BUILD AMERICA MUTUAL ASSURANCE COMPANY, a corporation organized and existing under the laws of New York (the “Beneficiary”), HGR PATTON (LUXEMBOURG) S.à r.l., United States of America Branch, the United States branch of a Luxembourg limited liability company (the “Grantor”), and THE BANK OF NEW YORK MELLON, a banking corporation organized and existing under the laws of the State of New York (the “Trustee”), (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).
RECITALS:
WHEREAS, HG Re Ltd. (“HG Re”), an affiliate of the Grantor, and the Beneficiary have entered into that certain First Loss Reinsurance Treaty Agreement, dated as of July 20, 2012 (as it may be amended or restated in accordance with its terms, the "Reinsurance Agreement"); and
WHEREAS, the Grantor desires to create a trust account with the Trustee (the “Supplemental Trust Account”) for the purposes set forth in the Reinsurance Agreement and herein; and
WHEREAS, on the date hereof, HG Re, the Beneficiary and the Trustee have entered into that certain Regulation 114 Trust Agreement, dated the date hereof (as it may be amended or restated in accordance with its terms, the "Regulation 114 Trust Agreement"), pursuant to which HG Re has established the Regulation 114 Trust Account (as defined therein); and
WHEREAS, the Trustee has agreed to act as trustee hereunder, and to hold Assets in the Supplemental Trust Account in accordance with the terms and conditions of this Supplemental Trust Agreement;
NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth, the Parties, intending to be legally bound, covenant and agree as follows:

SECTION 1.	Deposit of Assets into the Supplemental Trust Account.
(a)The Grantor hereby establishes the Supplemental Trust Account with the Trustee for the sole use and befit of the Beneficiary, under the terms set forth herein, in order to secure payment of amounts owed by HG Re to the Beneficiary under the Reinsurance Agreement. The Trustee shall administer the Supplemental Trust Account in its name as Trustee for the sole use and befit of the Beneficiary. The Supplemental Trust Account shall be subject to withdrawal by the Beneficiary and the Grantor, respectively, solely as provided herein. The Trustee hereby accepts the Supplemental Trust Account upon the terms set forth in this Supplemental Trust Agreement.

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(b)The Trustee will accept and credit to the Supplemental Trust Account all assets which from time to time are delivered to it for deposit in the Supplemental Trust Account by or on behalf of the Grantor or the Beneficiary (all such assets actually received in the Supplemental Trust Account are herein referred to individually as an “Asset” and collectively as the “Assets”). The Trustee is authorized and shall have the power to receive such Assets and to hold, invest, reinvest and dispose of the same for the uses and purposes of and according to the provisions herein set forth. All Assets shall be maintained by the Trustee in the Supplemental Trust Account separate and distinct from all other assets under the control of or on the books of the Trustee and shall be received and continuously kept in a safe place at the Trustee’s office within the United States of America.
(c)The Grantor shall ensure that (i) any Assets transferred to the Trustee for deposit in the Supplemental Trust Account will be in such form that the Beneficiary, or the Trustee upon direction by the Beneficiary, may whenever necessary negotiate any such Assets, without consent or signature from the Grantor or any other person or entity in accordance with the terms of this Supplemental Trust Agreement, (ii) all Assets transferred to the Trustee for deposit in the Supplemental Trust Account will consist only of Eligible Assets and Surplus Notes, and (iii) each such Asset shall be at the time of transfer free and clear of all claims, liens, interests and encumbrances whatsoever (other than those arising under this Supplemental Trust Agreement).
(d)Prior to depositing the Assets in the Supplemental Trust Account, and from time to time thereafter as required, the Grantor shall execute or cause the execution of assignments, endorsement in blank, or transfer legal title to the Trustee of all shares, obligations or other Assets requiring assignments, so that the Beneficiary, or the Trustee upon direction by the Beneficiary, may whenever necessary negotiate any such Assets, without the consent or signature from the Grantor or any other person or entity. Any Assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable. The Trustee may hold Assets of the Supplemental Trust Account in bearer form or in its own name or that of a nominee.
(e)The Trustee shall have no responsibility to determine whether the Assets in the Supplemental Trust Account are sufficient to secure the Grantor's obligations to the Beneficiary. Furthermore, the Trustee shall have no responsibility whatsoever to determine whether Assets transferred to the Supplemental Trust Account constitute Eligible Assets.

SECTION 2.	Withdrawal or Transfer of Assets from the Supplemental Trust Account.
(a)    Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Supplemental Trust Account, subject only to written notice from the Beneficiary to the Trustee (the “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice shall also specify instruction to the Trustee as to how such specified Assets shall be delivered. The Beneficiary may from time to time designate a third party (the “Beneficiary Designee”) in a Withdrawal Notice to whom all or part of the Assets specified therein shall be delivered. The Beneficiary shall not be required to present any other statement or document in addition to a Withdrawal Notice in order to withdraw any Assets, except that the Beneficiary shall acknowledge receipt of any such Assets withdrawn

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upon request by the Trustee; nor is said right of withdrawal or any other provision of this Supplemental Trust Agreement subject to any conditions or qualifications not contained in this Supplemental Trust Agreement.
(b)    Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Withdrawal Notice and shall deliver physical custody (or such other form as is necessary to complete the transfer) of such Assets to or for the account of the Beneficiary or the Beneficiary Designee, as applicable, as specified in such Withdrawal Notice. The Trustee shall notify the Grantor and the Beneficiary within five (5) Business Days following each withdrawal from the Supplemental Trust Account. The Trustee may rely on any Withdrawal Notice delivered by the Beneficiary without making any investigation of the Beneficiary's authority to deliver it.
(c)    Without limitation of the foregoing provisions of this Section 2, the Grantor shall be permitted to withdraw Assets from the Supplemental Trust Account from time to time, subject only to written notice from the Grantor to the Trustee, provided that such written notice shall have been countersigned by the Beneficiary (the “Grantor Withdrawal Notice”), such Assets as are specified in such Grantor Withdrawal Notice. The Grantor Withdrawal Notice shall also specify instruction to the Trustee as to how such specified Assets shall be delivered. The Grantor may from time to time designate a third party (the “Grantor Designee”) in a Grantor Withdrawal Notice to whom all or part of the Assets specified therein shall be delivered. The Grantor shall not be required to present any other statement or document in addition to a Grantor Withdrawal Notice in order to withdraw any Assets, except that the Grantor shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee.
(d)    Subject to Sections 2 and 3 of this Supplemental Trust Agreement and subsection (e) below, the Trustee shall allow no substitution or withdrawal of any Asset from the Supplemental Trust Account in the absence of a Withdrawal Notice or a Grantor Withdrawal Notice.
(e)    Upon written notice to the Trustee from the Beneficiary, the Trustee shall transfer amounts held in the Supplemental Trust Account to the Regulation 114 Trust Account (the “Transfer Notice”).

SECTION 3.	Redemption, Investment and Substitution of Assets.
(a)    The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption, deposit the principal amount of the proceeds of any such payment to the Supplemental Trust Account and give written notice to the Beneficiary and the Grantor of such action.
(b)    The Grantor may appoint an investment manager (in such capacity, the “Asset Manager”), to make investment decisions with regard to the Assets held by the Trustee in the Supplemental Trust Account. The Grantor shall promptly notify the Trustee in writing of the termination of the appointment of the Asset Manager. From time to time, the Grantor, or the

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Asset Manager, acting on behalf of Grantor, may instruct the Trustee to invest Assets in the Supplemental Trust Account (other than the Surplus Notes held therein) in Eligible Assets. The Trustee agrees to follow any investment instructions from the Asset Manager and to execute and settle all such trades in the ordinary course. The Grantor shall be responsible to ascertain whether investments are “Eligible Assets”.
(c)    From time to time, the Grantor may provide written instructions to the Trustee to direct the Trustee to substitute other Eligible Assets for Assets presently held in the Supplemental Trust Account; provided, however, that (i) such written instructions (A) certify that the fair market values of the assets being substituted equals or exceeds the fair market value of the assets being withdrawn and (B) reference current information from an independent third-party pricing source that customarily values such assets, and (ii) the Beneficiary is promptly notified of said substitution and given a copy of said written instructions. In the case of a substitution of Eligible Assets for Surplus Notes, the fair market value of the assets to be so transferred into the Supplemental Trust Account must be at least equal to the par value of the Surplus Notes to be removed, plus any accrued but unpaid interest thereon through the date of such removal, minus any such accrued but unpaid interest that was previously assigned pursuant to Section 14(g)(iii) of the Reinsurance Agreement. The Trustee shall also follow any instructions regarding substitution of assets that are signed by both the Grantor and the Beneficiary.
(d)    When the Trustee is directed to deliver or receive Assets against payment, delivery will be made in accordance with generally accepted market practice.

SECTION 4.	Trust Income.
All payments of interest, dividends and other income in respect to the Assets in the Supplemental Trust Account shall be promptly deposited into the Supplemental Trust Account.

SECTION 5.	Right to Vote Assets.
The Trustee shall forward all annual and interim stockholder and other financial reports and all proxies and proxy materials relating to the Assets in the Supplemental Trust Account to the Grantor within a reasonable period of time following the Trustee’s receipt thereof. The Grantor shall have the full and unqualified right to vote any shares of stock or other securities in the Supplemental Trust Account.

SECTION 6.	Additional Rights and Duties of the Trustee.
(a)    The Trustee shall be a bank which is a member of the Federal Reserve System of the United States of America or a New York State chartered bank or trust company and shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.
(b)    The Trustee shall be liable for its own negligence, willful misconduct or lack of good faith arising out of or in connection with the performance of its obligations in accordance with this Supplemental Trust Agreement.

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(c)    The Trustee shall notify the Grantor and the Beneficiary in writing promptly, but in no event more than ten (10) calendar days, following each deposit into, or withdrawal from, the Supplemental Trust Account and shall notify the Grantor promptly of the receipt by the Trustee of any Withdrawal Notice or Transfer Notice.
(d)    The Trustee shall be under no obligation to determine whether or not any instructions given by the Grantor or the Beneficiary are contrary to any provision of law. It is understood and agreed that the Trustee’s duties are solely those set forth herein and that the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing. Without limiting the generality of the foregoing, the Trustee shall not have any duty to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of any Assets in the Supplemental Trust Account as to which a default in the payment of principal or interest has occurred or to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by the Grantor or Trustee with respect to the Assets except to the extent that the Trustee was negligent, engaged in willful misconduct or acted with a lack of good faith in the selection of any such person or entity.
(e)    The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.
(f)    The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Supplemental Trust Account upon the inception of the Supplemental Trust Account and at regular intervals no less frequently than at the end of each quarter thereafter.
(g)    The Trustee shall keep full and complete records of the administration of the Supplemental Trust Account in accordance with all applicable law. Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees, independent auditors and regulatory authorities to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Supplemental Trust Account or the Assets. Any out-of-pocket expenses incurred by the Trustee in relation to any such audit shall be reimbursed by the Grantor and/or the Beneficiary, as the case may be.
(h)    Unless otherwise provided in this Supplemental Trust Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers of the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary.

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(i)    The duties and obligations of the Trustee shall only be such as are specifically set forth in this Supplemental Trust Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Supplemental Trust Agreement against the Trustee.
(j)    No provision of this Supplemental Trust Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Supplemental Trust Agreement or any provision of law.
(k)    The Trustee may confer with counsel of its own choice in relation to matters arising under this Supplemental Trust Agreement. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel, other than with respect to the withdrawal of Assets by the Beneficiary.
(l)    Except in the case of the Surplus Notes (which shall be maintained by the Trustee in certificated form), the Trustee may maintain the Assets in book-entry form with, and utilize the services of, any Federal Reserve Bank, The Depository Trust Company or similar such depositories ("Central Depositories") as appropriate. Assets may be held in the name of a nominee maintained by the Trustee or any Central Depository.
(m)    The Trustee shall be liable for (i) the safekeeping of the Assets and administering the Supplemental Trust Account in accordance with the provisions of this Supplemental Trust Agreement and (ii) its own negligence, willful misconduct or lack of good faith in performing its duties under this Supplemental Trust Agreement. The Trustee shall exercise the standard of care with respect to the Assets that a professional trustee, engaged in the banking or trust company industry, having professional expertise in financial and securities processing transactions and custody would observe in such affairs. The Trustee shall be liable for physical loss of or damage to Assets under its care, custody, possession or control or the care, custody, possession or control of its subcustodians, other agents or nominee(s) selected by it, including but not limited to loss due to fire, burglary, robbery, theft or mysterious disappearance. Notwithstanding the foregoing, the Trustee shall not be responsible for loss of or damage to Assets held in Central Depositories, including but not limited to loss due to fire, burglary, robbery, theft or mysterious disappearance.
(n)    Whenever in the administration of the Supplemental Trust Account created by this Supplemental Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of Grantor and/or Beneficiary, as appropriate, and delivered to the Trustee and said statement or certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof.
(o)    The Trustee shall execute and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the

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solvency, of any such agent or broker, unless in the case of agent(s), such agent(s) is selected by the Trustee, or in the case of brokers, such broker is negligently selected by the Trustee.
(p)    The Trustee is not required to make advances of cash, securities or any other property on behalf of the Supplemental Trust Account, or permit overdrafts in the Supplemental Trust Account in connection with the acquisition or disposition of Assets in the Supplemental Trust Account; provided, however, that if the Trustee is required by industry practice to make such advance or permit such an overdraft, such advance or overdraft shall be deemed a loan by the Trustee to the Grantor, which loan shall be payable on demand and shall bear interest at the Trustee’s customary rate for similar loans. The Grantor shall be solely responsible for repayment of such loan and any interest thereon.

SECTION 7.	The Trustee’s Compensation; Expenses.
(a)    The Grantor shall pay the Trustee, as compensation for its services under this Supplemental Trust Agreement, a fee computed at rates determined by the Trustee from time to time and agreed to in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Supplemental Trust Agreement (including reasonable attorneys’ fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, lack of good faith or failure to administer the Supplemental Trust Account in accordance with the terms of this Supplemental Trust Agreement. The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including reasonable attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Supplemental Trust Agreement (which shall be the sole obligation of the Trustee), including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Supplemental Trust Agreement.
(b)    No Assets shall be withdrawn from the Supplemental Trust Account or used in any manner for paying compensation to, or reimbursement of expenses or indemnification of, the Trustee.

SECTION 8.	Resignation or Removal of the Trustee.
(a)    The Trustee may resign at any time upon delivery of a written notice thereof to the Beneficiary and the Grantor effective not less than ninety (90) calendar days after receipt by the Beneficiary and the Grantor of such notice. The Trustee may be removed by the Grantor’s delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) calendar days after receipt by the Trustee and the Beneficiary of such notice. No such resignation or removal shall become effective until a successor trustee has been appointed and approved by the Beneficiary and the Grantor and all Assets in the Supplemental Trust Account have been duly transferred to the successor trustee in accordance with paragraph (b) of this Section 8.

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(b)    Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s notice of removal, as applicable, the Grantor and the Beneficiary shall appoint a successor trustee. Any successor trustee shall be a bank or trust company specified in Section 6(a) of this Supplemental Trust Agreement. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Supplemental Trust Account, the resignation or removal of the trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed trustee, and the resigning or removed trustee shall be discharged from any future duties and obligations under this Supplemental Trust Agreement, but the resigning or removed trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee.

SECTION 9.	Termination of the Supplemental Trust Account.
The Supplemental Trust Account and this Supplemental Trust Agreement shall be effective until terminated by the provision of sixty (60) calendar days’ advance written notice sent to the Trustee jointly by the Grantor and the Beneficiary. Upon the termination of the Supplemental Trust Account, the Trustee shall, with the Beneficiary’s prior written consent, such consent not to be unreasonably withheld or delayed, transfer to the Grantor all of the Assets of the Supplemental Trust Account not previously withdrawn by the Beneficiary.

SECTION 10.	Definitions.
Except as the context shall otherwise require, the following terms shall have the following meanings for purposes of this Supplemental Trust Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Supplemental Trust Agreement):
“Beneficiary” shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator.
“Business Day” means any day other than a day on which banks in the State of New York or the Islands of Bermuda are permitted or required to be closed.
“Eligible Assets” means cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the type specified in Paragraphs (1), (2), (3), (8) and (10) of Subsection (a) of Section 1404 of the New York Insurance Law; provided, however, that such investments are issued by an institution that is not the parent, a subsidiary or an affiliate of either the Grantor or the Beneficiary and, provided further, that the investments comply with the investment guidelines attached hereto as Exhibit A, as the same may be amended from time to time upon written notice by the Beneficiary and the Grantor to the Trustee.

“Person” means an individual, corporation, limited liability company, association, joint-stock company, business trust or other similar organization, partnership, joint venture, trust,

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unincorporated organization or government or any agency, instrumentality or political subdivision thereof.
"Surplus Notes" means the Beneficiary's $300 million 8% Series B Surplus Notes due April 1, 2042.

SECTION 11.	Governing Law.
This Supplemental Trust Agreement shall be subject to and governed by the laws of the State of New York, without regard to its conflict of laws provision and the Supplemental Trust Account created hereunder shall be administered in accordance with the laws of said state.

SECTION 12.	Successors and Assigns.
This Supplemental Trust Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Neither this Supplemental Trust Agreement, nor any right or obligation hereunder, may be assigned by any Party without the prior written consent of the other Parties hereto. Any assignment in violation of this Section 12 shall be void and shall have no force and effect.

SECTION 13.	Severability.
All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Supplemental Trust Agreement legal, valid and enforceable. If any term of this Supplemental Trust Agreement, or part thereof, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Supplemental Trust Agreement shall be replaced by a valid provision which will implement the purpose of the illegal, invalid or unenforceable provision.

SECTION 14.	Entire Agreement.
This Supplemental Trust Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and there are no understandings or agreements, conditions or qualifications relative to this Supplemental Trust Agreement which are not fully expressed in this Supplemental Trust Agreement.

SECTION 15.	Amendments.
This Supplemental Trust Agreement may be modified or otherwise amended, and the observance of any term of this Supplemental Trust Agreement may be waived, only if such modification, amendment or waiver is in writing and signed by the Parties.

SECTION 16.	Notices.

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Unless otherwise specifically provided for in this Agreement, all notices, requests, demands and other communications under this Supplemental Trust Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two Business Days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Grantor:
HGR Patton (Luxembourg) S.à r.l., United States of America Branch
ATTN: Brian Kensil, Branch Manager
1300 N. Semoran Boulevard, Suite 130
Orlando, FL 32807

With a copy to:

HG Re Ltd.
ATTN: President
14 Wesley Street, Fifth Floor
Hamilton HM 11
Bermuda
Telephone: (441) 278-3148
Fax: (441) 278-3145
Email: sheila.nicoll@siriusgroup.com

and

White Mountains Insurance Group, Ltd.
ATTN: General Counsel
80 South Main Street
Hanover, NH 03755
Telephone: (603) 640-2202
Fax: (603) 643-4592
Email: rseelig@whitemountains.com

If to the Beneficiary:
Build America Mutual Assurance Company
ATTN: General Counsel
1345 Avenue of the Americas, 29th Floor
New York, NY 10105
Telephone: 212-365-7561
Email: amakowski@buildamerica.com

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If to the Trustee:
The Bank of New York Mellon
Mark Duncan
BNY Mellon Center, Room 151-1035
500 Grant Street
Pittsburgh, PA 15258

or to such other address or to such other Person as a Party may have last designated by notice to the other Parties.

SECTION 17.	Headings.
The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Supplemental Trust Agreement.

SECTION 18.	Counterparts.
This Supplemental Trust Agreement may be executed in any number of counterparts, and all of such counterparts, taken together, shall evidence one and the same agreement. Delivery of a copy of this Supplemental Trust Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

SECTION 19.	No Third Party Beneficiaries.
Except as otherwise expressly set forth in any provision of this Supplemental Trust Agreement, nothing in this Supplemental Trust Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Supplemental Trust Agreement or any provision contained herein.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Trust Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
HGR PATTON (LUXEMBOURG) S.à r.l., United States of America Branch, as Grantor

By:
Name:
Title:

BUILD AMERICA MUTUAL ASSURANCE COMPANY, as Beneficiary

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

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EXHIBIT A

Investment Guidelines

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